Exhibit 10.15

GENEREX BIOTECHNOLOGY CORPORATION

ANNUAL BASE SALARIES FOR CERTAIN EXECUTIVE OFFICERS EFFECTIVE AUGUST 1, 2004

The annual base salaries for certain executive officers of Generex Biotechnology Corporation (the “Company”) effective as of August 1, 2004, as approved by the Board of Directors of the Company, are set forth in the following table:

Executive Officer	Position	Annual Base Salary (USD)

Anna E. Gluskin	President and Chief Executive Officer	$425,000

Rose C. Perri	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	$325,000

Mark A. Fletcher	Executive Vice-President and General Counsel	$250,000